Exhibit 16.1

March 26, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Easy Groups Limited (fka China Ethanol Corporation, fka Xvariant, Inc.) pertaining to our firm included under Item 4.01 and 4.02 of Form 8-K dated March 14, 2007 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah